PROMISSORY NOTE
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$50,000                                                          JUNE 3, 2002

For valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned Daniel Benjamin, a Delaware corporation ("Promissor"), promises to pay to the order of Daniel Benjamin, LP ("Lender"), in lawful money of the United States of America the principal amount of Fifty Thousand Dollars and No Cents ($50,000.00 U.S.), together with no interest, at the times and in the manner provided herein.

1.    PAYMENT OF PRINCIPAL.  The principal shall be paid as follows:

      a. The principal, and all fees, charges, and other amounts owing hereunder and then unpaid shall be due and payable on January 3, 2003 (the "Maturity Date").

      b. Promissor shall pay all amounts owing under this Note in immediately available funds to Lender at Lender's address as set forth herein, or at such other place as may be specified in writing by Lender. Each payment, when made, shall be credited first to the principal then due, and then at the option of Lender to late charges, and other fees and expenses outstanding hereunder in such order as Lender may determine. Payments received after 1:00 p.m. on any banking day or at any time on any Saturday, Sunday, or holiday shall be deemed received on the next banking day.

2. COLLATERAL AS SECURITY. This Note is secured by certain collateral (the "Collateral"), which encumbers, among other things, the interest of in certain assets, as more particularly described in the Collateral Pledge Agreement. This Note and the Collateral Pledge Agreement of even date herewith, between Lender and Pledgor of even date herewith, and any other documents or instruments given or to be given to Lender to secure the indebtedness evidenced by this Note are collectively referred to herein as the "Loan Documents". The Company under no circumstances will cancel the stock being held as Collateral unless required to do so by a state or federal regulatory body.

3. INTEREST RATE UPON DEFAULT. Should Promissor fail to pay any amount owing hereunder as and when due, whether the same is due regularly as scheduled or by reason of acceleration following default or otherwise, then interest shall accrue on the past due amount at the rate of ten (10%). Such interest shall be due and payable upon the earlier of demand or the first day of the calendar month following the month in which the same shall have accrued.

4. DEFAULT; REMEDIES. Each of the following occurrences and conditions shall constitute an Event of Default:

      a. failure of Promissor to pay as and when due any money, whether principal or otherwise, under this Note, or the breach or default of any obligation to pay money under or secured by the Stock Pledge Agreement; or

      b. failure of Promissor to perform any obligation other than an obligation to pay money, as and when performance of such obligation is due under this Note or Loan Documents which failure continues for fifteen (15) days after notice thereof from Lender to Promissor; or

      c. failure by Promissor to comply with any of the terms, provisions, covenants, conditions or restrictions now or hereafter affecting the Collateral or any part thereof or contained in any agreement related or pertaining to the Collateral, which failure continues for fifteen (15) days after notice thereof from Lender to Promissor; or

      d. Promissor's making or at any time having made any representation, warranty or disclosure to Lender that is or was materially false or misleading on the date as of which made, whether or not that representation or disclosure appears in the Loan Documents; or

      e. the sale, transfer, conveyance, or lease of all or any portion of the Collateral or of any of Promissor's rights therein, whether voluntarily, involuntarily, or otherwise, or Promissor's entering into an agreement to do any of the foregoing, in each case except as expressly permitted in the Stock Pledge Agreement; or

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At any time following the  occurrence of any Event of Default,  or following the occurrence of any event as a consequence of which the obligations evidenced hereby may be accelerated, then at the election of Lender and notwithstanding anything to the contrary herein or elsewhere, the entire amount of principal then outstanding under this Note and all fees, charges, and other amounts owing and then unpaid hereunder shall become immediately due and payable, and Lender may exercise any and all rights that it may have under the Loan Documents, at law, in equity, and otherwise. In the event of a default on the Promissory Note where (a) the stock is sold pursuant to the Stock Pledge Agreements by MRC and Valdetaro and (b) the proceeds of these sales of stock are is insufficient to cover the principle and any interest then owed pursuant to the Note, Vertical acknowledges and agrees that it will be liable for any then outstanding amounts.

5. ATTORNEYS' FEES. Promissor shall pay to Lender upon demand all costs and expenses incurred by Lender in connection with determination, protection, or enforcement of any and all of Lender's rights hereunder or under any of the Loan Documents, including enforcement of any and all obligations of Promissor hereunder and thereunder and protection, enhancement, or maintenance of the security interests securing such obligations or the priority of the same. Such costs and expenses shall be payable whether or not any suit is instituted, and the same shall include without limitation attorneys' fees, expert witness fees, costs of investigation, and all of such costs incurred in connection with any trial, appellate proceeding, or any case or proceeding under Chapters 7, 11, or 13 of the Bankruptcy Code or any successor thereto.

6. WAIVER OF NOTICE. Promissor and each endorser, guarantor and surety of this Note hereby waive diligence, demand, presentment for payment, notice of discharge, notice of nonpayment, protest and notice of protest, and specifically consent to and waive notice of any renewals or extensions of this Note, whether made to or in favor of Promissor or any other person or persons. Promissor and each endorser, guarantor and surety of this Note further waive and renounce all rights to the benefits of all statutes of limitation and any moratorium, appraisement, by any federal exception and homestead now or hereafter provided or state law or statute, including but not limited to exemptions provided by or allowed under the Bankruptcy Code, both as to each of themselves personally and as to all of their property, whether real or personal, against the enforcement and collection of the obligations evidenced by this Note and any and all extensions, renewals and modifications thereof.

7. NOTICES. All notices required hereunder or pertaining hereto shall be in writing and shall be deemed delivered and effective upon the earlier of (i) actual receipt, or (ii) the date of delivery or refusal of the addressee to accept delivery if such notice is sent by express courier service or United States mail, postage prepaid, certified or registered, return receipt requested, in either case to the applicable address as follows:

To Lender:        Daniel Benjamin
                  1644 Bears Den Road
                  Diamond Bar, California  91765


To Promissor:     Vertical Computer Systems, Inc.
                  6336 Wilshire Boulevard
                  Los Angeles, CA 90048
                  Attn: President

Notwithstanding the foregoing, any notice under or pertaining to the Loan Documents or the obligations secured thereby given and effective in accordance with applicable law shall be effective for purposes hereof. Either party may change the address at which it is to receive notices hereunder to another business address within the United States (but not a post office box or similar mail receptacle) by giving notice of such change of address in accordance herewith.


9. EXERCISE OF RIGHTS. No single or partial exercise of any of Lenders rights or powers under this Note or any of the other Loan Documents shall preclude any other or further exercise thereof or the exercise of any other right or power. Lender at all times shall have the right to proceed against any portion of the security which secures payment of the indebtedness evidenced hereby in such order and manner as Lender may elect without waiving any rights with respect to any other portion of such security. Each and all rights and remedies of Lender hereunder and under the Loan Documents are cumulative and in addition to each

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and all other such rights and remedies. No exercise of any right or remedy shall preclude exercise of any other right or remedy.

10. NO WAIVER. No failure of Lender to insist upon strict performance of any obligation of Promissor or to exercise any right or remedy hereunder or under the Loan Documents, whether before or after any default, shall constitute or give rise to a waiver thereof, and no waiver of any default shall constitute a waiver of any future default or of any other default. No failure to accelerate the debt evidenced hereby by reason of default hereunder or otherwise, and no acceptance of any past due payment hereunder or acceptance of any amount less than the amount then due, and no other indulgence that may be granted by Lender from time to time shall (a) preclude the exercise of any right that Lender may have at law, in equity, by contract or agreement or otherwise, or (b) constitute or give rise to (i) a waiver of such right of acceleration or any other right, or (ii) a novation of this Note or a reinstatement of the debt evidenced hereby, or (iii) any waiver of Lender's rights to demand and receive from Promissor full and prompt payment and performance thereafter, to impose late charges retroactively, or to declare a default. Promissor and each endorser, guarantor, and surety of this Note hereby expressly waive the benefit of any statute or rule of law or equity which would produce any result contrary to or otherwise in conflict with any of the foregoing.

11. ASSIGNMENT; SUCCESSORS AND ASSIGNS. Lender may assign or otherwise transfer all or any part of its interest herein. Promptly following written notice of such assignment or other transfer, duly executed by Lender, Promissor shall render full and complete performance hereunder as and when due to the transferee so designated by Lender. Promissor shall not assign or transfer all or any of its interests or obligations hereunder, and any attempted or purported assignment or transfer by Promissor shall be void and of no force or effect, except to the extent that the same may be expressly permitted under the Stock Pledge Agreements. Subject to the foregoing, the terms of this Note shall apply to, be binding upon, and inure to the benefit of ail parties hereto and their successors and assigns.

12. MODIFICATION. This Note shall not be modified, amended, or terminated, except by written agreement duly executed and delivered by both Lender and Promissor.

13. CONFLICTS. In the event of any conflict between any provision of this Note and any provision of the Stock Pledge Agreements, which conflict cannot reasonably be resolved in such a way as to give effect to all provisions herein and therein contained, this Note shall govern.

14. SEVERABILITY. If any provision of this Note or any payments pursuant to the terms hereof shall be invalid or unenforceable to any extent, the remainder of this Note and any other payments hereunder shall not be affected thereby and shall be enforceable to the greatest extent permitted by law.

15. GOVERNING LAW. This Note shall be governed by and construed in accordance with the laws of the State of California.

      IN WITNESS WHEREOF, Promissor has executed and delivered this Note as of the date first written above.

                                    VERTICAL COMPUTER SYSTEMS, INC.



                                    By __________________________
                                          Richard Wade, President

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